Exhibit 1.9   Certificate of Name Change

(Logo of	Ministry of	Ontario Corporation Number Numero de la societe en Ontario
Ontario	Consumer and
Government)	Ontario Business Services	268581
C E R T I F I CA T E
This is to certify that these articles
are efffective on
MARCH 26 MARS, 2003

/s/ SIGNATURE

Director/Directrice
Business Corporations Act/Loi sur les societes par actions

ARTICLES OF AMENDMENT STATUTS DE MODIFICATION

FORM 3	1. The present name of the corporation is:

THE BUSINESS	D E A L C H E C K . C O M I N C .
CORPORATIONS
ACT
2. The name of the corporation is changed to (if applicable):

THE BUSINESS	B O N T A N C O R P O R A T I 0 N I N C .

3. Date of Incorporation/amalgamation:

1973-Apr-09

4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors.

Number (or minimum and maximum number) of directors is/are: number or minimum and maximum

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5. The articles of the corporation are amended as follows:

(a) IT IS RESOLVED THAT THE NAME OF THE CORPORATION BE CHANGED TO BONTAN CORPORATION INC.

(b) IT IS RESOLVED THAT THE COMMON SHARES OF THE CORPORATION BE CONSOLIDATED SO THAT 1 (ONE) NEW SHARE BE ISSUED IN EXCHANGE FOR EVERY 7 (SEVEN) OLD SHARES IN THE CAPITAL OF THE CORPORATION.

(c) IT IS RESOLVED THAT THE REGISTERED HEAD OFFICE OF THE CORPORATION BE CHANGED TO 47 AVENUE ROAD, SUITE 200, TORONTO, ONTARIO, M5R 2G3

6. The amendment has been duly authorized as required by Section 167 and 169 (as applicable) of the Business Coporations Act.

7. The resolution authorizing the amendment was approved by the shareholders (as applicable) of the corporation on

2003-MAR-25

(Year, Month, Day)

These articles are signed in duplicate.

DEALCHECK.COM INC.

(Name of Corporation)

(If the name is to be changed by these articles set out current name)
By/ Par:
/s/ Kamlesh Shah CHIEF FINANCIAL OFFICER
(Signature) (Description of Office)